Certificate of Stock Option Award

Under the Acorn Energy, Inc. Amended and Restated 2006 Stock Incentive Plan

[NAME OF AWARDEE]

You have been granted an option (“Option”) to buy shares of the Common Stock of Acorn Energy, Inc. as follows:

Date of Grant	[___________]
Type of Stock Option	[___________]
Option Price per Share	$[__________]
Total Number of Options Granted	[___________]
Expiration Date	[___________]

VESTING SCHEDULE

On or After	Options Available For Exercise	Cumulative Amount of Options Available For Exercise

[___________]	[___________]	[___________]
[___________]	[___________]	[___________]
[___________]	[___________]	[___________]
[___________]	[___________]	[___________]

This Option is granted under and governed by the terms and conditions of the Option Award Agreement (attached hereto), and the Amended and Restated 2006 Stock Incentive Plan.

ACORN ENERGY, INC.

By:
Name:
Title:

Attachment:

Stock Option Award Agreement

NONQUALIFIED OPTION AWARD AGREEMENT

Issued Pursuant to the Acorn Energy, Inc. Amended and Restated 2006 Stock

Incentive Plan (as amended on February 5, 2019)

THIS OPTION AWARD AGREEMENT (“Agreement”), effective as of the date (the “Effective Date”) set forth in the Certificate to which this Agreement is attached (the “Certificate”), represents the grant of an incentive stock option (“Option”) by Acorn Energy, Inc., a Delaware corporation (the “Company”), to the person named in the Certificate (the “Participant”), subject to the terms and conditions set forth below and pursuant to the provisions of the Company’s Amended and Restated 2006 Stock Incentive Plan (the “Plan”). The Option granted hereby is intended to be an “NQSO” as such term is defined in the Plan and is not intended to be an “Incentive Option” as such term is defined in the Plan.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The parties hereto agree as follows:

1. General Option Grant Information. The individual named in the Certificate has been selected to be a Participant in the Plan and receive an incentive stock option award as specified in the Certificate.

2. Grant of Option. The Company hereby grants to the Participant an Option to purchase the number of Shares set forth in the Certificate, exercisable at the stated Option Price, which is equal to or greater than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date specified in the Certificate, as determined in the manner and subject to the terms and conditions of the Plan and this Agreement.

3. Option Term. The term of this Option begins as of the Effective Date and continues through the Expiration Date as specified in the Certificate, unless sooner terminated in accordance with the terms of this Agreement. Notwithstanding any provision in this Agreement, in no event may the Option be exercised after the Expiration Date.

4. Vesting Period. (a) In General. Subject to the terms of this Agreement and the Plan, this Option shall vest and be exercisable as indicated in the Certificate. For the specified vesting to occur on any vesting date set forth therein, the Participant must be continuously employed by or serving as an Employee, Director or Third Party Service Provider of the Company or any of its Affiliates from the Effective Date through such vesting date. Except as may otherwise be provided herein, if the Participant’s employment or service as an Employee, Director or Third Party Service Provider terminates before the last vesting date set forth in the Certificate, the portion of the Option granted hereby that is unvested as of the date of termination shall be automatically forfeited.

(b) No Partial Vesting. Except as may be otherwise set forth herein or in the Plan, in no event shall the Participant have any rights to exercise any portion of the Option granted hereunder prior to the date such portion vests pursuant to the Vesting Schedule set forth in the Certificate.

2

5. Exercise. The Participant, or the Participant’s representative upon the Participant’s death or disability, may exercise this Option at any time prior to the termination of the Option, subject to and as provided in Sections 3 and 8.

6. How to Exercise. This Option shall be exercised by written notice to the Committee or such other administrator appointed by the Committee, specifying the number of Shares subject to this Option Participant desires to exercise. The Option Price for the number of Shares with respect to which this Option is being exercised shall be payable to the Company in full: (a) in cash or its equivalent, (b) by cashless (broker-assisted) exercise; (c) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price or have been purchased on the open market) or (d) by any other method approved or accepted by the Committee in its sole discretion, including, without limitation, net exercise. In no event may the Option be exercised for a fraction of a share.

Notwithstanding anything to the contrary set forth herein or in the Plan, in the event that the Participant has not fully exercised this Option at the end of the term of this Option and the exercise price of this Option is less than the Fair Market Value of the Shares, the entire outstanding Option shall automatically be deemed exercised and settled on the expiration date by Net Exercise with no further action by the Participant.

Unless otherwise determined by the Committee, all cash payments under all of the methods indicated above shall be paid in United States dollars.

7. Nontransferability. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and may be exercised during Participant’s lifetime only by the Participant or his or her guardian or legal representative. No assignment or transfer of this Option in violation of this Section 8, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or as otherwise required by applicable law, shall vest in the assignee or transferee any interest whatsoever.

8. Termination of Option. (a) Termination for Cause. Except as may otherwise be provided in a written agreement between the Company (or any Affiliate) and Participant, in the event of the termination of the Participant’s service as an Employee, Director or Third Party Service Provider for “cause”, this Option and all rights granted hereunder shall be forfeited and deemed cancelled and no longer exercisable on the date of such termination, unless the Committee determines otherwise. For purposes of this Agreement, the term “cause” shall have the meaning set forth in any employment, consulting or similar agreement between the Company (or any Affiliate) and the Participant or, in the event there is no such agreement (or if any such agreement does not contain a definition of “cause”), the term “cause” shall mean (i) Participant’s conviction of, guilty or no contest plea to, or confession of guilt of, any felony or other crime involving moral turpitude, (ii) an act or omission by Participant in connection with Participant’s employment with or service to the Company or its Affiliates that constitutes fraud, criminal conduct, breach of fiduciary duty, dishonesty, gross negligence, malfeasance or willful misconduct, in each case, which the Company determines in good faith to be materially harmful or detrimental to the Company or (iii) material breach by Participant of any agreement with the Company or its Affiliates or continuing failure by Participant to perform such duties as are properly assigned to Participant, in each case, if curable, after having failed to cure the same within 30 days following notice from the Company. Any determination of “cause” shall be made in the sole good faith discretion of the Committee.

3

(b) Termination Without Cause. Unless otherwise determined by the Committee, in the event of the termination of the Participant’s service as an Employee, Director or Third Party Service Provider other than for cause or other than as a result of the Participant’s death or disability, this Option and all rights granted hereunder shall be forfeited and deemed cancelled and no longer exercisable on the day which is 18 months after the date of such termination.

(c) Death. In the event the Participant dies while serving as an Employee, Director or Third Party Service Provider, the Option to the extent not previously expired or exercised shall, to the extent vested and exercisable on the date of death, be exercisable by the estate of such Participant or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee, at any time within 18 months after the death of the Participant, unless earlier terminated pursuant to its terms.

(d) Disability. In the event the Participant ceases to perform services of any kind (whether as an Employee, Director or Third Party Service Provider) for the Company or any of its Subsidiaries or Affiliates due to permanent and total disability, the Participant, or his guardian or legal representative, or a Permitted Assignee, shall have the unqualified right to exercise the vested portion of the Option, to the extent not previously exercised or expired, as of the first date of permanent and total disability (as determined in the sole discretion of the Committee), at any time within 18 months after the first date of permanent and total disability, unless earlier terminated pursuant to its terms. For purposes of this Agreement, the term “permanent and total disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Committee. Notwithstanding anything to the contrary set forth herein, the Committee shall determine, in its sole and absolute discretion, (i) whether the Participant has ceased to perform services of any kind due to a permanent and total disability and, if so, (ii) the first date of such permanent and total disability.

9. Administration. This Agreement and the rights of the Participant hereunder and under the Certificate are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, this Agreement and the Certificate, all of which shall be binding upon the Participant. Any inconsistency between the Agreement or the Certificate (on the one hand) and the Plan (on the other hand) shall be resolved in favor of the Plan.

4

10. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

11. Adjustments. The terms of this Option, including the number and kind of underlying shares as well as the Option Price, shall be subject to adjustment under the circumstances and in accordance with the provisions of Section 4.4 and 17.2 of the Plan. This Option is also subject to cancellation under the circumstances and in accordance with the provisions of Section 4.4 of the Plan.

12. Amendment. Except to the extent necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation, no termination, amendment, suspension, or modification of the Plan or this Agreement shall adversely affect in any material way the Option granted under this Agreement without the written consent of the Participant holding such Options. Notwithstanding the foregoing, the Committee may make adjustments to the Option granted under this Agreement to take account of certain events as contemplated by Sections 4.4 and 17.2 of the Plan.

13. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 3903 Centerville Road, Wilmington, Delaware 19807, Attn: Michael Barth, CFO, or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature on the Certificate, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

14. Withholding Taxes. The Company shall have the right to withhold from wages or other amounts otherwise payable to the Participant (or a Permitted Assignee thereof), or otherwise require such Participant or Permitted Assignee to pay, any Withholding Taxes arising as a result of (i) the grant or exercise of this Option, or any other taxable event occurring pursuant to the Plan, this Agreement or the Certificate or (ii) a Disqualifying Disposition of Shares. If, notwithstanding the foregoing, the Participant (or a Permitted Assignee thereof) shall fail to actually or constructively make such tax payments as are required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, (i) to have withheld a portion of any Shares or other payments then issuable to the Participant (or Permitted Assignee) pursuant to any Award, or (ii) to tender other Shares to the Company (either by actual delivery or attestation, in the sole discretion of the Committee, provided that, except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market), in either case having an aggregate Fair Market Value equal to the Withholding Taxes.

5

15. Registration; Legend. The Company may postpone the issuance and delivery of Shares upon any exercise of this Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.

The Company may cause the following or a similar legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of this Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

16. Miscellaneous. (a) Neither this Agreement nor the Certificate shall confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.

(b) The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to the Participant.

(c) This Agreement and the Certificate shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) To the extent not preempted by federal law, this Agreement and the Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law which might otherwise apply. The Participant submits to the exclusive jurisdiction and venue of the federal or state courts of New York, as determined by the Company in its sole discretion, to resolve any and all issues that may arise out of or relate to the Plan, this Agreement or the Certificate.

6

(e) All obligations of the Company under the Plan, this Agreement and the Certificate with respect to this Option shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f) The provisions of this Agreement and the Certificate are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(g) By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(h) The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan, this Agreement or the Certificate.

17. Exculpation. This Option and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Company by officers acting on its behalf, and not by any person individually. None of the Directors, officers or stockholders of the Company, nor the directors, officers or stockholders of any subsidiary or affiliate of the Company, shall be bound or have any personal liability hereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Option and all documents, agreements, understanding and arrangements relating hereto and will not seek recourse or commence any action against any of the Directors, officers or stockholders of the Company or any of the directors, officers or stockholders of any subsidiary or affiliate of the Company, or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

18. Captions. The captions in this Agreement are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

7